Exhibit 99.1

MAUI LAND & PINEAPPLE COMPANY, INC. REPORTS FOURTH QUARTER AND FISCAL 2021 RESULTS

KAPALUA RESORT, Hawaii, March 1, 2022 (BUSINESS WIRE)

Maui Land & Pineapple Company, Inc. (NYSE: MLP) today announced financial results for the fourth quarter and year ended December 31, 2021.

Results for Year Ended December 31, 2021

Net loss increased to $(3.4) million, or $(0.18) per share, compared to a net loss of $(2.6) million, or $(0.14) per share, for the year ended December 31, 2020.

Operating revenues increased to $12.4 million, compared to $7.5 million for the year ended December 31, 2020.

Total comprehensive income increased to $2.6 million, or $0.13 per share,, compared to a comprehensive loss of $(3.5) million, or $(0.19) per share, for the year ended December 31, 2020.

The Company recorded a pension gain adjustment of $6.0 million, or $0.31 per share, compared to a pension loss adjustment of $(0.9) million, or $(0.05) per share, for the year ended December 31, 2020. This comprehensive pension gain/(loss) impacts equity, and therefore is reported below net income. This adjustment accounts for the variance between net income/(loss) and comprehensive income/(loss).

	Year Ended December 31, 2021			Year Ended December 31, 2020
Net income/(loss)	$(3.4M	)	$ (0.18) per share	$(2.6M	)	$ (0.14) per share
Pension gain/(loss), net of taxes	$6.0M		$ 0.31 per share	$(0.9M	)	$ (0.05) per share
Comprehensive income/(loss)	$2.6M		$ 0.13 per share	$(3.5M	)	$ (0.19) per share

Results for the Three Months Ended December 31, 2021

Net loss increased to $(4.2) million, or $(0.22) per share, compared to a net loss of $(0.7) million, or $(0.04) per share, for the same period in 2020.

Operating revenues increased to $3.0 million compared to $2.1 million during the same period in 2020.

Total comprehensive income increased to $1.2 million, or $0.06 per share, compared to a comprehensive loss of $(2.25) million, or $(0.12) per share, for the same period in 2020.

The Company recorded a pension gain adjustment of $5.4 million, or $0.28 per share, compared to a pension loss adjustment of $(1.5) million, or $(0.08) per share, for the same period in 2020. This comprehensive pension gain/(loss) impacts equity, and therefore is reported below net income. This adjustment accounts for the variance between net income/(loss) and comprehensive income/(loss).

	3 Months Ended December 31, 2021			3 Months Ended December 31, 2020
Net income/(loss)	$(4.2M	)	$ (0.22) per share	$(0.7M	)	$ (0.04) per share
Pension gain/(loss), net of taxes	$5.4M		$ 0.28 per share	$(1.5M	)	$ (0.08) per share
Comprehensive income/(loss)	$1.2M		$ 0.06 per share	$(2.2M	)	$ (0.12) per share

COVID-19 Update

Beginning in March 2020, the emergence of the COVID-19 pandemic and its variants impacted global and national economies and resulted in restrictions on and less demand for travel and public gatherings, which significantly impacted tourism and resort activity on the island of Maui. As restrictions on and attitudes toward travel began to relax during the year ended December 31, 2021, our real estate, leasing, and resort amenities segments experienced increased operating revenues. The Company anticipates demand for real estate on the island of Maui will remain strong in 2022.

Pension Lift-Out

In the fourth quarter of 2021, the Company successfully completed a pension lift-out of 384 plan participants, representing approximately 51% of its total pension plan participants. The lift-out annuitized pension benefits utilizing a 3rd party insurer at a cost of $10.4 million. The Company incurred and recognized a non-cash settlement charge of $4.3 million as a result of the lift-out.

Anticipated Sale of Kapalua Central Resort

In December 2021, the Company entered into a purchase and sale agreement (“PSA”) in an amount of $40.0 million for a 46-acre parcel located within Kapalua Central Resort. Subject to customary diligence and closing conditions, the Company anticipates the PSA to close no later than March 31, 2022.

Anticipated Sale of Omaopio Parcel

In February 2022, the Company entered into a purchase contract in an amount of $9.7 million for a 646-acre parcel located in Kula, Maui known as Omaopio. The transaction is subject to customary closing conditions and a 30-day due diligence period with closing anticipated within 30 days of the end of such period.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our 2021 operating results will be available on our Form 10-K filed with the Securities and Exchange Commission and our website www.mauiland.com.

About MAUI LAND & PINEAPPLE COMPANY, INC. (NYSE:MLP)

Maui Land & Pineapple Company, Inc. is a landholding and operating company. The Company’s segments include Real Estate, which consists of land planning and entitlement, development and sales activities of its landholdings on Maui; Leasing, which includes residential, resort, agricultural, commercial, and industrial land and property leases, licensing of its registered trademarks and trade names, management of potable and non-potable water systems, and stewardship and conservation efforts; and Resort Amenities, which includes the operations of the Kapalua Club, a private, non-equity club providing its members special programs, access and other privileges at certain of the amenities at the Kapalua Resort. The Company owns approximately 23,000 acres of land on Maui.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the disruptions and impacts caused by the COVID-19 pandemic on our business and operations, our ability to drive future growth and success; anticipated demand for travel, and our potential sale of our properties. We have attempted to identify forward-looking statements by using words such as "anticipate," “expect” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information. In addition, readers are cautioned that we may make future changes to our business and operations in response to the challenges and impacts of COVID-19, or in response to other business developments, which changes may be inconsistent with our prior forward-looking statements, and which may not be disclosed in future public announcements.

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